Exhibit 10.5

AMENDMENT 1 TO EMPLOYMENT AGREEMENT

Between

QUANTUM COMPUTING INC. and YUPING HUANG

This First Amendment to Employment Agreement (this “First Amendment”) is made as of the 1st day of September 2024, between Yuping Huang (the “Executive”) and Quantum Computing Inc. (the “Company”), and amends in certain respects that certain Employment Agreement dated as of June 16, 2022, between the Executive and the Company (the “Original Employment Agreement”).

1. Amendment to Section 3.1. Section 3.1 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

Salary. Effective September 1, 2024 the Company shall pay Executive hourly rate of One Hundred Ninety-Two Dollars and Thirty One Cents ($192.31) payable in twice monthly installments in accordance with the Company’s customary payroll cycle (the “Base Rate”). The Base Rate thereafter shall be subject to annual review and adjustment, as determined by the Board (or the Compensation Committee of the Board) in its sole discretion, provided, however, that the Base Rate may not be decreased without the Executive’s consent unless the compensation payable to all executives of the Company is also similarly reduced. Gross Wages, defined as hours worked times the Base Rate, shall be used in lieu of Base Salary, for the purpose of calculating bonus awards. The Executive shall be treated as hourly, exempt under the FLSA and will receive a W-2 at year end. Executive agrees that this change from salary to hourly payment does not trigger the Termination for Good Reason provision in Section 5.5. The Company and Executive further agree that this change does not affect the vesting of any stock option grants.

2. Amendment to Section 5.2. Section 5.2 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

Voluntary Termination by the Company, or for Good Reason. In the event that Executive’s employment is terminated during the term of this Agreement without Cause, or by Executive’s resignation for Good Reason, and Executive executes a release in favor of the Company substantially in the form annexed hereto as Exhibit C, not later than 30 days after Executive’s employment terminates, and the period in which Executive is entitled to revoke such release has expired without any such revocation, then the Company shall continue to pay to Executive the Base Rate in effect immediately prior to such termination for the one-month period following Executive’s last day of employment, times the average weekly hours worked in the eight weeks prior to such termination. In addition, the Company shall continue Executive’s coverage under and its contributions towards Executive’s health care, dental, and life insurance benefits on the same basis as immediately prior to the date of termination, except as provided below, for the six-month period following Executive’s last day of employment. Notwithstanding the foregoing, subject to any overriding laws, the Company shall not be required to provide any health care, dental, or life insurance benefit otherwise receivable by Executive if Executive is actually covered or becomes covered by an equivalent benefit (at the same cost to Executive, if any) from another source. Any such benefit made available to Executive shall be reported to the Company.

3. No Other Amendments. The Original Employment Agreement remains in full force and effect and is unamended except as explicitly set forth in this First Amendment.

4. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the Executive and the Company has executed this First Amendment as of the date first above written.

YUPING HUANG		Quantum Computing Inc.

Signature:	/s/ Yuping Huang	Signature:	/s/ Chris Boehmler
Typed Name:	Yuping Huang	Typed Name:	Chris Boehmler
Title:	Chief Quantum Officer	Title:	Chief Financial Officer

Date: 9/6/2024		Date: 9/6/2024